Registration No. 333-140595

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
Form S-1 Registration Statement
Under the Securities Act of 1933

FRESHWATER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0508360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 Denver Crescent, Suite 200, Toronto, Ontario, Canada M2J 1G8
(Address of principal executive offices) (zip code)

(416) 490-0254
(Registrant’s telephone number, including area code)
Nevada Corporate Formations Inc.
1500 E. Tropicana Ave. Suite 100
Las Vegas, Nevada 89119
866.734.7400

(Name, address and telephone number of agent for service)

Copy of communications to:
Clark Wilson LLP
Attn: Kari Richardson
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia, Canada V6C 3H1
Telephone: 604-687-5700

Not applicable
(Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:     ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registration is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

This Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (No. 333-140595) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment to the Registration Statement on Form S-1 (Registration No. 333-140595) (the “Registration Statement”) of Freshwater Technologies, Inc., a Nevada corporation (the “Registrant”), filed with the Securities and Exchange Commission on June 18, 2008, hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and remaining unsold.  This Post-Effective Amendment also herby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on this 12th day of January, 2010.

FRESHWATER TECHNOLOGIES, INC.

By: /s/ Max Weissengruber
Max Weissengruber
President, Principal Executive Officer and director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Brian Robertson
Brian Robertson
Principal Financial Officer, Principal Accounting Officer and director
Date: January 12, 2010